Exhibit 99.1

GFI Group Inc. to Transfer Listing to NYSE Euronext

New York,  September 24, 2010 — GFI Group Inc. (Nasdaq: GFIG), a leading provider of wholesale brokerage, electronic execution and trading support products for global financial markets, today announced the pending transfer of its listing of common stock from the Nasdaq Stock Market (“Nasdaq”) to the New York Stock Exchange Euronext (the “NYSE Euronext”).  The Company’s common stock has been cleared for listing on the NYSE Euronext and is scheduled to begin trading on October 5, 2010 under the same “GFIG” symbol it currently has on Nasdaq.

Michael Gooch, Chairman and CEO of GFI Group said “With GFI’s growing global presence in over 16 countries and its reputation for financial market innovation and technology development, we are pleased to list our shares on the world’s largest and most renowned stock exchange”, and added “We look forward to a long and positive relationship with NYSE Euronext”.

“We are very pleased to welcome GFI Group, one of the largest wholesale markets brokers in the world, to the NYSE,” said Duncan Niederauer, Chief Executive Officer, NYSE Euronext. “GFI Group provides a variety of cash and derivatives fixed income, financial, equity and commodity products, technology and services to the institutional brokerage community, aligning its business and customer base closely with ours. We look forward to a strong and lasting partnership.”

Forward-looking statement

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of GFI Group Inc. (the “Company”) and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: economic, political and market factors affecting trading volumes; securities prices or demand for the Company’s brokerage services; competition from current and new competitors; the Company’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; the Company’s ability to identify and develop new products and markets; changes in laws and regulations governing the Company’s business and operations or permissible activities; the Company’s ability to manage its international operations; financial difficulties experienced by the Company’s customers or key participants in the markets in which the Company focuses its brokerage services; the Company’s ability to keep up with technological changes; uncertainties relating to litigation and the Company’s ability to assess and integrate acquisition prospects. Further information about factors that could affect the Company’s financial and other results is included in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

GFI Group Inc.

Christopher Giancarlo

Executive Vice President - Corporate Development

investorinfo@gfigroup.com

Chris Ann Casaburri

Investor Relations Manager

212-968-4167

chris.casaburri@gfigroup.com

Media Contact:

GFI Group Inc.

Patricia Gutierrez

Vice President - Public Relations

212-968-2964

patricia.gutierrez@gfigroup.com

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